                                 AMENDMENT NO. 2
                                       TO
                              TAX SHARING AGREEMENT

     Amendment No. 2 to Tax Sharing Agreement (this "Amendment") made as of the 23rd day of April, 1999 by and among Triarc Companies, Inc., a Delaware corporation ("TRI"), Triarc Consumer Products Group, LLC ("TCPG"), a Delaware limited liability company and Triarc Beverage Holdings Corp. ("TBHC"), Snapple Beverage Corp. ("Snapple"), Mistic Brands, Inc. ("Mistic"), Cable Car Beverage Corp. ("Cable Car"), RC/Arby's Corporation ("RCAC"), Royal Crown Company, Inc. ("RCCI"), Arby's, Inc. ("Arby's"), each a Delaware corporation, and ARHC, LLC ("ARHC"), a Delaware limited liability company.

     Each of the parties hereto is a party to a Tax Sharing Agreement made as of February 25, 1999, as amended by Amendment No. 1 thereto made as of April 23, 1999 (as so amended, the "Tax Sharing Agreement"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Tax Sharing Agreement.

     Each of the parties to the Tax Sharing Agreement have determined that it would be in its best interest to amend the terms thereof to the extent set forth in this Amendment.

     Accordingly, the parties to this Amendment agree as follows:

         1. Amendment to the Tax Sharing Agreement. Section 2 of the Tax Sharing Agreement is hereby amended and restated to read in its entirety to read as follows:

         "2.  Computation of Tax Liability of the TCPG Group

         For the first taxable year ending after the Effective Date, and for each subsequent taxable year of the TRI Group for which this Agreement remains in effect, TCPG shall pay or cause to be paid to TRI (in the manner provided in Section 1.4 hereof), on behalf of itself and any members of the TCPG Group, an amount equal to the federal income tax liability that would have been payable by the members of the TCPG Group for such year,






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         determined as if TCPG had filed a separate, consolidated federal income tax return for such year and all prior years for which the Agreement was in effect on behalf of itself and all TCPG Subsidiaries that were includible corporations (within the meaning of section 1504(a)(1) of the Code) in the TCPG Group for such year, computed in accordance with the actual elections, conventions and other determinations with respect to the TCPG Group reflected in the Consolidated Return filed by TRI; provided, however, that (i) any item of income or loss of a member of the TCPG Group that is treated as deferred on the Consolidated Return filed by TRI (e.g., gain or loss on an intercompany transaction between a member of the TCPG Group and TRI that is deferred pursuant to section 1.1502-13 or 1.1502-13T of the regulations) shall be taken into account in computing taxable income of the TCPG Group for purposes of this Agreement only at such time and in such amount as such item is actually taken into account on the Consolidated Return filed by TRI; and (ii) to the extent that the following assets of TCPG have not theretofore been utilized by TCPG, TRI shall (subject to the proviso below) have the right, in its sole discretion and from time to time to require that the following items be disregarded: (a) losses, credits and overpayments of any member of the TCPG Group carried over from 1998 or prior years; (b) deductions with respect to the write-off of call premiums and debt issuance expenses on indebtedness of members of the TCPG Group that was outstanding prior to the Effective Date; (c) deductions with respect to the exercise or payment in cancellation of stock options of TRI; and
         (d) any losses with respect to any investment made prior to the Effective Date in Chesapeake Insurance Company Limited by a member of the TCPG Group, provided, further, however, that from and after February 25, 1999 the foregoing items may be disregarded only to the extent that the reduction in the value of such items as a result of this clause (ii) shall not cause a default under Section 7.2.4(a) of the Credit Agreement dated as of February 25, 1999 (the "Credit Agreement') among Snapple, Mistic, Cable Car, RCAC, RCCI, the various financial institutions party thereto, DLJ Capital Funding, Inc., as syndication agent, Morgan Stanley Senior Funding, Inc., as documentation agent, and The Bank of New York, as administrative agent. Notwithstanding anything herein to the contrary, TRI shall not be entitled to recover the amount by which any payment hereunder has been reduced by reason of the utilization by TCPG of the items listed in the second proviso in clause (ii) of the preceding sentence. If TCPG shall be the sole member of the TCPG Group for any year (or portion thereof), the payment required to be made by or on behalf of TCPG pursuant to this Section 2 shall be determined as hereinbefore provided in this Section, but as if TCPG had filed a separate income tax return for such year (or portion thereof). Any amount payable by or on behalf of TCPG pursuant to this Section 2 shall be allocated among the members of the TCPG Group as directed by TCPG. Payments made by TCPG or on behalf of TCPG by the TCPG Subsidiaries pursuant to this Section and Section 1.3 above shall be in lieu of any other payment by the TCPG Group (or any member thereof) on account of its share, if any, of the consolidated federal income tax liability of the TRI Group for such taxable year. Except as hereinbefore provided with respect to deferred transaction, payments made for any taxable year by TCPG pursuant to this Section 2 shall be made without regard to the actual consolidated federal income tax liability, if any, of the TRI Group for such taxable year."

         2. Repayment by TRI. Within five (5) business days of the execution and delivery of this Amendment by each of the parties hereto, TRI shall repay to TCPG $1,100,000 representing certain funds paid to TRI under the Tax Sharing Agreement as in effect prior to the date of this Amendment which would no longer be payable by TCPG pursuant to the Tax Sharing Agreement as amended by this Amendment.

         3. Effective Date. Upon the execution and delivery hereof, this Amendment shall have effect from the date as of which the Tax Sharing Agreement was executed and delivered.

         4. Confirmation of the Tax Sharing Agreement. Except to the extent amended by this Amendment, the provisions of the Tax Sharing Agreement are hereby confirmed and shall remain in full force and effect.

         5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         6. Governing Law. This Amendment shall be governed by the laws of the State of New York, without regard to the conflict of laws rules thereof.

         7. Counterparts. This Amendment may be executed into one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         In Witness Whereof, the parties have executed this Amendment as of the date first above written.






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
TRIARC COMPANIES, INC.                      TRIARC CONSUMER PRODUCTS
                                            GROUP, LLC


By: /s/ Francis T. McCarron                 By: /s/ Francis T. McCarron
------------------------------------        -------------------------------------
Name:  Francis T. McCarron                  Name:  Francis T. McCarron
Title:  Sr. Vice President - Taxes          Title:  Sr. Vice President - Taxes



TRIARC BEVERAGE HOLDINGS                    SNAPPLE BEVERAGE CORP.
CORP.


By: /s/ Francis T. McCarron                 By: /s/ Francis T. McCarron
------------------------------------        -------------------------------------
Name:  Francis T. McCarron                  Name:  Francis T. McCarron
Title:  Sr. Vice President - Taxes          Title:  Sr. Vice President - Taxes



MISTIC BRANDS, INC.                         CABLE CAR BEVERAGE CORP.


By: /s/ Francis T. McCarron                 By: /s/ Francis T. McCarron
------------------------------------        -------------------------------------
Name: Francis T. McCarron                   Name: Francis T. McCarron
Title: Sr. Vice President - Taxes           Title: Sr. Vice President - Taxes



RC/ARBY'S CORPORATION                       ROYAL CROWN COMPANY, INC.


By: /s/ Richard H. Hagerup                  By: /s/ Francis T. McCarron
------------------------------------        -------------------------------------
Name:  Richard H. Hagerup                   Name: Francis T. McCarron
Title:  Controller                          Title: Sr. Vice President - Taxes



ARBY'S, INC.                                ARHC, LLC


By: /s/ Francis T. McCarron                 By: /s/ Stuart I. Rosen
------------------------------------        -------------------------------------
Name: Francis T. McCarron                   Name:  Stuart I. Rosen
Title: Sr. Vice President - Taxes           Title:  Vice President